Exhibit 99.1

Medley Capital Corporation Announces March 31, 2015 Financial Results; Board Declares Dividend of $0.30 Per Share for the Second Fiscal Quarter of 2015

NEW YORK-- May 11, 2015 -- Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended March 31, 2015 of $0.30 per share, payable on June 12, 2015, to stockholders of record as of May 20, 2015. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Highlights

•	Declared a dividend of $0.30 per share
•	Net investment income of $0.30 per share
•	Net asset value (NAV) of $11.68 per share
•	Gross investment originations of $54.3 million
•	Repurchased 825,677 shares of MCC common stock

Financial Results for the Quarter Ended March 31, 2015

Portfolio Investments

The total value of our investments was $1,211.7 million at March 31, 2015. During the quarter ended March 31, 2015, the Company originated $54.3 million of new investments and had $63.4 million of repayments resulting in net repayments of $9.1 million. As of March 31, 2015, the Company had investments in securities of 72 portfolio companies with approximately 62.3% consisting of senior secured first lien investments, 30.4% consisting of senior secured second lien investments, 3.2% in unsecured debt and 4.1% in equities / warrants. As of March 31, 2015, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.4%.

Results of Operations

For the three and six months ended March 31, 2015, the Company reported net investment income of $0.30 and $0.65 per share and net income of $0.20 and net loss of $0.11 per share, calculated based upon the weighted average shares outstanding. As of March 31, 2015, the Company’s NAV was $11.68 per share.

Investment Income

For the three months ended March 31, 2015, gross investment income was $36.8 million and consisted of $34.3 million of portfolio interest income and $2.5 million of other fee income. For the six months ended March 31, 2015, gross investment income was $76.6 million and consisted of $70.0 million of portfolio interest income and $6.6 million of other fee income.

Expenses

For the three months ended March 31, 2015, total expenses were $19.0 million and consisted of the following: base management fees of $5.5 million, incentive fees of $4.4 million, interest and financing expenses of $6.2 million, professional fees of $0.8 million, administrator expenses of $1.1 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.9 million.

For the six months ended March 31, 2015, total expenses were $38.5 million and consisted of the following: base management fees of $11.3 million, incentive fees of $9.5 million, interest and financing expenses of $12.6 million, professional fees of $1.4 million, administrator expenses of $2.1 million, directors fees of $0.3 million, and other general and administrative related expenses of $1.3 million.

Net Investment Income

For the three and six months ended March 31, 2015, the Company reported net investment income of $17.8 million and $38.1 million, or $0.30 and $0.65 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2015, the Company reported net realized losses of $9.4 million and $9.6 million, respectively.

For the three and six months ended March 31, 2015, the Company reported a net unrealized gain including the provision for income taxes on unrealized gain on investments of $3.4 million and an unrealized loss of $35.1 million, respectively.

Liquidity and Capital Resources

As of March 31, 2015, the Company had a cash balance of $29.1 million and $194.0 million of debt outstanding under its $346.0 million senior secured revolving credit facility.

As of March 31, 2015, the Company had $171.5 million of debt outstanding under its senior secured term loan credit facility, $110.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

As of March 31, 2015, 825,677 shares were repurchased at a weighted average price of $9.60, including commission, with a total cost of approximately $7.9 million.

Dividend Declaration

On May 6, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.30 per share payable on June 12, 2015 to holders of record as of May 20, 2015.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 12, 2015.

All interested parties may participate in the conference call by dialing (866) 515-2908 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-5122. Participants should reference Medley Capital Corporation and the participant passcode of 56525688 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Contact:

Sam Anderson

212.759.0777

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	March 31, 2015	September 30, 2014
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $1,225,385 and $1,215,422, respectively)	$1,164,170	$1,185,859
Controlled investments (amortized cost of $40,588 and $39,890, respectively)	37,513	38,244
Affiliated investments (amortized cost of $10,000 and $19,943, respectively)	10,000	21,435
Total investments at fair value	1,211,683	1,245,538
Cash and cash equivalents	29,146	36,731
Interest receivable	13,626	13,096
Deferred financing costs, net	11,044	11,688
Fees receivable	1,312	1,930
Other assets	358	651
Receivable for dispositions and investments sold	4,573	14,290
Deferred offering costs	304	222

Total assets	$1,272,046	$1,324,146

LIABILITIES
Revolving credit facility payable	$194,000	$146,500
Term loan payable	171,500	171,500
Notes payable	103,500	103,500
SBA debentures payable	110,000	100,000
Payable for investments originated, purchased and participated	-	54,995
Management and incentive fees payable (See note 6)	9,984	10,445
Accounts payable and accrued expenses	2,206	2,330
Interest and fees payable	1,196	2,096
Administrator expenses payable (See note 6)	1,098	1,012
Deferred tax liability	2,087	1,592
Deferred revenue	341	265
Due to affiliate	17	40
Offering costs payable	22	14

Total liabilities	$595,951	$594,289

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
57,907,607 and 58,733,234 common shares issued and outstanding, respectively	$58	$59
Capital in excess of par value	731,514	739,443
Accumulated undistributed net investment income	20,517	21,674
Accumulated undistributed net realized gain/(loss) from investments	(9,617)	-
Net unrealized appreciation/(depreciation) on investments	(66,377)	(31,319)
Total net assets	676,095	729,857

Total liabilities and net assets	$1,272,046	$1,324,146

NET ASSET VALUE PER SHARE	$11.68	$12.43

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except per share data)

	For the three months		For the six months
	ended March 31		ended March 31
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments
Cash	$31,182	$22,977	$63,623	$45,041
Payment-in-kind	1,784	2,626	3,635	5,252
Affiliated investments
Cash	341	277	805	554
Payment-in-kind	69	115	190	231
Controlled investments
Cash	393	-	795	-
Payment-in-kind	467	-	951	-
Total interest income	34,236	25,995	69,999	51,078
Interest from cash and cash equivalents	1	2	3	4
Fee income	2,539	5,401	6,623	11,984
Total investment income	36,776	31,398	76,625	63,066

EXPENSES
Base management fees	5,546	4,078	11,330	7,743
Incentive fees	4,438	4,139	9,536	8,397
Interest and financing expenses	6,248	4,614	12,605	9,154
Administrator expenses	1,098	840	2,120	1,513
Professional fees	840	543	1,372	1,157
Directors fees	125	190	298	341
Insurance	143	137	286	276
General and administrative	585	302	935	899
Total expenses	19,023	14,843	38,482	29,480
NET INVESTMENT INCOME	17,753	16,555	38,143	33,586

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(9,401)	28	(9,617)	73
Net unrealized appreciation/(depreciation) on investments	4,136	(3,978)	(34,564)	(6,761)
Net unrealized appreciation/(depreciation) on participations	-	154	-	154
Provision for taxes on unrealized gain on investments	(705)	(317)	(495)	(317)
Net gain/(loss) on investments	(5,970)	(4,113)	(44,676)	(6,851)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$11,783	$12,442	$(6,533)	$26,735

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.20	$0.28	$(0.11)	$0.64
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.30	$0.38	$0.65	$0.80
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	58,499,797	43,883,259	58,617,823	42,002,482

DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.37	$0.67	$0.74

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of December 31, 2014, Medley has in excess of $3.7 billion of investable capital in business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, and private investment vehicles. Over the past 13 years, we have invested in excess of $5.1 billion to help over 280 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.